SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2005
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Date of Report
(Date of Earliest Event Reported)

The Furia Organization, Inc.
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(Exact Name of Registrant as Specified in its Charter)

2233 Ridge Road, Suite 102, Rockwall, TX 75087
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(Address of principal executive offices)

972.722.9999
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(Registrant's telephone number, including area code)

N/A
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(Former name and former address, if changed since last report)

Delaware	000-13910	95-3931129
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(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1     Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

       To obtain funding for its ongoing operations,The Furia Organization, Inc.,. (the "Company") entered into a Securities Purchase Agreement (the"Agreement") with New Millennium Capital Partners II, LLC, AJW QualifiedPartners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the"Investors") on November 18, 2005 for the sale of (i) $1,500,000 in callable secured convertible notes (the "Notes") and (ii) stock purchase warrants (the"Warrants") to buy 3,000,000 shares of our common stock.

       On November 18, 2005, the Investors purchased $1,000,000 in Notes and received Warrants to purchase 2,000,000 shares of the Company's common stock. The Company received net proceeds of $930,000, after deducting expenses of $70,000.00. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investors are obligated to provide the Company with $500,000 in additional funds within five business days after the effectiveness of a registration statement registering shares of the Company's Common Stock underlying the Notes and Warrants.

       The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option , at a conversion price equal to 55% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date..

       We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.20 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

       The Warrants are exercisable until five years from the date of issuance at a purchase price of $.25 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

       The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

       In connection with the foregoing financing the Company entered into a Registration Rights Agreement with the Investors, which requires the Company to file a registration statement covering the resale of the shares of common stock underlying the Notes and Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the registration statement within 30 days of the date of issuance and use its best efforts to obtain effectiveness of such registration statement as soon as practicable. In the event that the registration statement is not filed within 30 days of the date of issuance or declared effective within 120 days of the date of issuance, the Company is required to pay a penalty of 2% of the outstanding principal of the Notes for each month that the filing or effectiveness of the registration statement is delayed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

       The sale of the Notes described in Item 1.01 was completed on November 18, 2005 with respect to $1,000,000 of the Notes. As of the date hereof, the Company is obligated on $1,000,000 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02 Unregistered Sales of Equity Securities

       The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Section 9	Financial Statement and Exhibits.
(a)	Financial statements of business acquired: N/A
(b)	Pro forma financial statements: N/A
(c)	Exhibits:

Number	Description
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10.1	Securities Purchase Agreement dated November 18, 2005.

10.2	Callable Secured Convertible Notes dated November 18, 2005; due November 18, 2008.

10.3	Registration Rights Agreement dated November 18, 2005.

10.4	Security Agreement dated November 18, 2005,

10.5	Guaranty and Pledge Agreement dated November 18, 2005.

10.6	Intellectual Property Security Agreement dated November 18, 2005.

10.7	Stock Purchase Warrants dated November 18, 2005.

Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005	The Furia Organization, Inc.
a Delaware corporation

By: /s/ Michael D. Alexander
Michael D. Alexander
Chief Executive Officer